CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

- Product Sales of $5.0 billion -
- Diluted EPS of $1.17 per share -
- Non-GAAP Diluted EPS of $1.48 per share -
- Reiterates Full Year 2018 Guidance -

Foster City, CA, May 1, 2018 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter ended March 31, 2018. The financial results that follow represent a year-over-year comparison of the first quarter 2018 to the first quarter 2017. Total revenues were $5.1 billion in 2018 compared to $6.5 billion in 2017. Net income was $1.5 billion or $1.17 per diluted share in 2018 compared to $2.7 billion or $2.05 per diluted share in 2017. Non-GAAP net income, which excludes amounts related to acquisition-related, stock-based compensation and other expenses, and unrealized gains from marketable equity securities, was $2.0 billion or $1.48 per diluted share in 2018 compared to $2.9 billion or $2.23 per diluted share in 2017.

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2018	2017
Product sales	$5,001	$6,377
Royalty, contract and other revenues	87	128
Total revenues	$5,088	$6,505

Net income attributable to Gilead	$1,538	$2,702
Non-GAAP net income*	$1,958	$2,949

Diluted earnings per share	$1.17	$2.05
Non-GAAP diluted earnings per share*	$1.48	$2.23

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, stock-based compensation and other expenses, and unrealized gains from marketable equity securities. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

Product Sales
Total product sales for the first quarter of 2018 were $5.0 billion compared to $6.4 billion for the same period in 2017. Product sales for the first quarter of 2018 were $3.5 billion in the United States, $1.0 billion in Europe and $469 million in other locations. Product sales for the first quarter of 2017 were $4.5 billion in the United States, $1.3 billion in Europe and $661 million in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

May 1, 2018	2

Antiviral Product Sales
Antiviral product sales, which include sales of HIV, chronic hepatitis B (HBV) and chronic hepatitis C (HCV) products, were $4.4 billion for the first quarter of 2018 compared to $5.8 billion for the same period in 2017.

•
HIV and HBV product sales were $3,329 million for the first quarter of 2018 compared to $3,265 million for the same period in 2017. The increase was primarily due to the continued uptake of tenofovir alafenamide (TAF)-based products, which include Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Vosevi® (sofosbuvir 400 mg/velpatasvir 100 mg/voxilaprevir 100 mg) and Sovaldi® (sofosbuvir 400 mg), were $1,046 million for the first quarter of 2018 compared to $2,576 million for the same period in 2017. The decline was primarily due to lower sales of Harvoni and Sovaldi across all major markets and lower sales of Epclusa in the United States as a result of increased competition.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine), AmBisome® (amphotericin B liposome for injection) and Yescarta® (axicabtagene ciloleucel), were $626 million for the first quarter of 2018 compared to $536 million for the same period in 2017.
Operating Expenses

	Three Months Ended
	March 31,
(In millions)	2018	2017
Research and development expenses (R&D)	$937	$931
Non-GAAP R&D expenses*	$814	$889

Selling, general and administrative expenses (SG&A)	$997	$850
Non-GAAP SG&A expenses*	$884	$807

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

During the first quarter of 2018, compared to the same period in 2017:

•
R&D expenses increased primarily due to stock-based compensation expenses associated with Gilead’s acquisition of Kite Pharma, Inc. (Kite). The increase was partially offset by lower expenses resulting from Gilead’s purchase of a U.S. Food and Drug Administration (FDA) priority review voucher in the first quarter of 2017.

•	Non-GAAP R&D expenses* decreased primarily due to the 2017 impact of Gilead’s purchase of an FDA priority review voucher.

•
SG&A expenses increased primarily due to stock-based compensation expenses associated with Gilead’s acquisition of Kite, higher costs to support Gilead’s product launches including Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Yescarta, geographic expansion and increased expenses to support the growth of Gilead’s business following the acquisition of Kite.

•
Non-GAAP SG&A expenses* increased primarily due to higher costs to support Gilead’s product launches including Biktarvy and Yescarta, geographic expansion and increased expenses to support the growth of Gilead’s business following the acquisition of Kite.

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May 1, 2018	3

Cash, Cash Equivalents and Marketable Securities
As of March 31, 2018, Gilead had $32.1 billion of cash, cash equivalents and marketable securities compared to $36.7 billion as of December 31, 2017. During the first quarter of 2018, Gilead generated $2.3 billion in operating cash flow, fully repaid the $4.5 billion term loans borrowed in connection with Gilead’s acquisition of Kite, utilized $1.0 billion on stock repurchases and paid cash dividends of $753 million.
Full Year 2018 Guidance Reiterated
Gilead reiterates its full year 2018 guidance, initially provided on February 6, 2018:

(In millions, except percentages and per share amounts)	Initially Provided February 6, 2018
Net Product Sales	$20,000 - $21,000
Non-GAAP*
Product Gross Margin	85% - 87%
R&D Expenses	$3,400 - $3,600
SG&A Expenses	$3,400 - $3,600
Effective Tax Rate	21.0% - 23.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.41 - $1.51

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses, fair value adjustments of marketable equity securities and potential measurement period adjustments relating to the Tax Cuts and Jobs Act (Tax Reform). A reconciliation between GAAP and non-GAAP full year 2018 guidance is provided in the tables on page 9.

Corporate Highlights

•
Announced that Norbert Bischofberger, Ph.D., has decided to step down from his role as Executive Vice President, Research and Development and Chief Scientific Officer, effective at the end of April 2018. John McHutchison, M.D., Executive Vice President, Clinical Research, has been appointed Chief Scientific Officer and assumed responsibility for the company’s research and development organization. Also effective in April, Andrew Cheng, M.D., Ph.D., Executive Vice President, Clinical Research & Development Operations, has been appointed Chief Medical Officer.

•	Announced that James Meyers, Executive Vice President, Commercial Operations, has retired.

•	Announced that Jacqueline K. Barton, Ph.D., has been appointed to the company’s Board of Directors.
Product and Pipeline Updates announced by Gilead during the First Quarter of 2018 include:
HIV Programs

•	Presented data at the 2018 Conference on Retroviruses and Opportunistic Infections, which included the announcement of:

◦
Detailed 48-week results from a Phase 3 study evaluating the efficacy and safety of switching from a regimen containing abacavir, dolutegravir and lamivudine (600/50/300 mg) (ABC/DTG/3TC) to Biktarvy, a once-daily single tablet regimen, in virologically suppressed adults with HIV. Through week 48, Biktarvy was found to be statistically non-inferior to ABC/DTG/3TC with a numerically lower incidence of mild or moderate study drug-related adverse events and no treatment-emergent resistance;

◦
48-week results from a Phase 3 study of 470 virologically suppressed adult women with HIV infection, evaluating the efficacy and safety of switching from a boosted protease inhibitor (bPI) or boosted elvitegravir-containing regimen to Biktarvy. In the ongoing study, Biktarvy was found to be statistically non-inferior to regimens containing a bPI or boosted elvitegravir and demonstrated no treatment-emergent resistance at 48 weeks; and

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May 1, 2018	4

◦
Results from a preclinical study conducted in collaboration with researchers at Beth Israel Deaconess Medical Center evaluating the combination of a proprietary investigational oral toll-like receptor 7 agonist, GS-9620, and a proprietary investigational broadly neutralizing antibody, as part of an HIV eradication strategy.

•	Announced that FDA has approved Biktarvy for the treatment of HIV-1 infection.
Oncology and Cell Therapy Programs

•
Announced a worldwide collaboration with Sangamo Therapeutics, Inc. (Sangamo) using Sangamo’s zinc finger nuclease technology platform for the development of next-generation ex vivo cell therapies in oncology.

•
Announced a clinical trial collaboration with Pfizer, Inc. (Pfizer) to evaluate the safety and efficacy of the investigational combination of Yescarta and Pfizer’s utomilumab, a fully humanized 4-1BB agonist monoclonal antibody, in patients with refractory large B-cell lymphoma.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its first quarter 2018 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call (877) 359-9508 (U.S.) or (224) 357-2393 (international) and dial the conference ID 8994246 to access the call.
A replay of the webcast will be archived on the company’s website for one year and a phone replay will be available approximately two hours following the call through May 3, 2018. To access the phone replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international) and dial the conference ID 8994246.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2018 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Vosevi, Yescarta, Epclusa, Harvoni, Genvoya, Odefsey, Descovy, Biktarvy and Vemlidy®; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP

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May 1, 2018	5

purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada, an uncertain global macroeconomic environment; and potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical trials involving investigational compounds; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Kite’s ability to develop and commercialize cell therapies utilizing the zinc finger nuclease technology platform and realize the benefits of the Sangamo partnership; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including Biktarvy; Gilead’s ability to successfully commercialize its products, including Biktarvy; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; Gilead’s ability to successfully develop its hematology/oncology and inflammation/respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including GS-9620 and Yescarta in combination with Pfizer’s utomilumab; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2018 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, AXI-CELTM, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VOLIBRIS®, VOSEVI®, YESCARTA® and ZYDELIG®.
ATRIPLA® is a registered trademark of Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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May 1, 2018	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Product sales	$5,001	$6,377
Royalty, contract and other revenues	87	128
Total revenues	5,088	6,505
Costs and expenses:
Cost of goods sold	1,001	957
Research and development expenses	937	931
Selling, general and administrative expenses	997	850
Total costs and expenses	2,935	2,738
Income from operations	2,153	3,767
Interest expense	(290)	(261)
Other income (expense), net	170	111
Income before provision for income taxes	2,033	3,617
Provision for income taxes	494	918
Net income	1,539	2,699
Net income (loss) attributable to noncontrolling interest	1	(3)
Net income attributable to Gilead	$1,538	$2,702

Net income per share attributable to Gilead common stockholders - basic	$1.18	$2.07
Shares used in per share calculation - basic	1,307	1,308
Net income per share attributable to Gilead common stockholders - diluted	$1.17	$2.05
Shares used in per share calculation - diluted	1,320	1,320
Cash dividends declared per share	$0.57	$0.52

May 1, 2018	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,001	$957
Acquisition-related – amortization of purchased intangibles	(301)	(210)
Stock-based compensation expenses(1)	(13)	(4)
Non-GAAP cost of goods sold	$687	$743

Product gross margin reconciliation:
GAAP product gross margin	80.0%	85.0%
Acquisition-related – amortization of purchased intangibles	6.0%	3.3%
Stock-based compensation expenses(1)	0.3%	—%
Non-GAAP product gross margin(4)	86.3%	88.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$937	$931
Acquisition-related – other costs	(16)	—
Stock-based compensation expenses(1)	(103)	(42)
Other(2)	(4)	—
Non-GAAP research and development expenses	$814	$889

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$997	$850
Acquisition-related – other costs	(6)	—
Stock-based compensation expenses(1)	(104)	(43)
Other(2)	(3)	—
Non-GAAP selling, general and administrative expenses	$884	$807

Operating margin reconciliation:
GAAP operating margin	42.3%	57.9%
Acquisition-related – amortization of purchased intangibles	5.9%	3.2%
Acquisition-related – other costs	0.4%	—%
Stock-based compensation expenses(1)	4.3%	1.4%
Other(2)	0.1%	—%
Non-GAAP operating margin(4)	53.1%	62.5%

Other income (expense), net:
GAAP other income (expense), net	$170	$111
Unrealized gains from marketable equity securities(3)	(45)	—
Non-GAAP other income (expense), net	$125	$111

Notes:
(1) Stock-based compensation expenses for the three months ended March 31, 2018 include $119 million associated with Gilead’s acquisition of Kite
(2) Amounts related to restructuring, contingent consideration and/or other individually insignificant amounts
(3)     Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on our Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(4) Amounts may not sum due to rounding

May 1, 2018	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2018	2017
Effective tax rate reconciliation:
GAAP effective tax rate	24.3%	25.4%
Acquisition-related – amortization of purchased intangibles	(2.3)%	(1.2)%
Acquisition-related – other costs	(0.1)%	—%
Stock-based compensation expenses(1)	0.3%	0.6%
Unrealized gains from marketable equity securities(3)	0.6%	—%
Non-GAAP effective tax rate(4)	22.8%	24.8%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,538	$2,702
Acquisition-related – amortization of purchased intangibles	281	202
Acquisition-related – other costs	18	—
Stock-based compensation expenses(1)	160	45
Unrealized gains from marketable equity securities(3)	(45)	—
Other(2)	6	—
Non-GAAP net income attributable to Gilead	$1,958	$2,949

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.17	$2.05
Acquisition-related – amortization of purchased intangibles	0.21	0.15
Acquisition-related – other costs	0.01	—
Stock-based compensation expenses(1)	0.12	0.03
Unrealized gains from marketable equity securities(3)	(0.03)	—
Non-GAAP diluted earnings per share(4)	$1.48	$2.23

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$314	$214
Research and development expenses adjustments	123	42
Selling, general and administrative expenses adjustments	113	43
Other income (expense), net adjustment	(45)	—
Total non-GAAP adjustments before tax	505	299
Income tax effect	(85)	(52)
Total non-GAAP adjustments after tax	$420	$247

Notes:
(1) Stock-based compensation expenses for the three months ended March 31, 2018 include $119 million associated with Gilead’s acquisition of Kite
(2) Amounts related to restructuring, contingent consideration and/or other individually insignificant amounts
(3)     Amounts represent fair value adjustments of marketable equity securities recorded in Other income (expense), net, on our Condensed Consolidated Statements of Income as a result of the adoption of Accounting Standards Update No. 2016-01 “Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” in 2018

(4) Amounts may not sum due to rounding

May 1, 2018	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2018 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Initially Provided February 6, 2018 Reiterated May 1, 2018
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 80%
Acquisition-related expenses	7% - 7%
Non-GAAP projected product gross margin(1)	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,785 - $4,050
Stock-based compensation expenses(2)	(315) - (350)
Acquisition-related expenses / up-front collaboration expenses	(70) - (100)
Non-GAAP projected research and development expenses	$3,400 - $3,600

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,865 - $4,110
Stock-based compensation expenses(2)	(425) - (450)
Acquisition-related – other costs	(40) - (60)
Non-GAAP projected selling, general and administrative expenses	$3,400 - $3,600

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3):
Acquisition-related expenses / up-front collaboration expenses	$0.91 - $0.95
Stock-based compensation expenses(2)	0.50 - 0.56
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(3)	$1.41 - $1.51

Notes:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Includes stock-based compensation expenses associated with Gilead’s acquisition of Kite
(3)     Excludes fair value adjustments of marketable equity securities, as we are unable to project future fair value adjustments, and potential measurement period adjustments relating to Tax Reform in 2018. We are unable to project an effective tax rate on a GAAP basis

May 1, 2018	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,	December 31,
	2018	2017

Cash, cash equivalents and marketable securities	$32,102	$36,694
Accounts receivable, net	3,775	3,851
Inventories	885	801
Property, plant and equipment, net	3,415	3,295
Intangible assets, net	16,803	17,100
Goodwill	4,159	4,159
Other assets	4,242	4,383
Total assets	$65,381	$70,283

Current liabilities	$10,670	$11,635
Long-term liabilities	34,060	38,147
Stockholders’ equity(1)	20,651	20,501
Total liabilities and stockholders’ equity	$65,381	$70,283

Note:
(1) As of March 31, 2018, there were 1,300 million shares of common stock issued and outstanding

May 1, 2018	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2018	2017
Antiviral products:
Genvoya – U.S.	$853	$669
Genvoya – Europe	186	87
Genvoya – Other International	43	13
	1,082	769

Truvada – U.S.	507	464
Truvada – Europe	97	189
Truvada – Other International	48	61
	652	714

Epclusa – U.S.	269	735
Epclusa – Europe	198	138
Epclusa – Other International	69	19
	536	892

Descovy – U.S.	274	209
Descovy – Europe	75	37
Descovy – Other International	12	5
	361	251

Harvoni – U.S.	234	926
Harvoni – Europe	56	243
Harvoni – Other International	58	202
	348	1,371

Odefsey – U.S.	279	203
Odefsey – Europe	58	23
Odefsey – Other International	5	1
	342	227

Atripla – U.S.	228	316
Atripla – Europe	51	94
Atripla – Other International	35	42
	314	452

Complera / Eviplera – U.S.	67	112
Complera / Eviplera – Europe	109	125
Complera / Eviplera – Other International	14	16
	190	253

Stribild – U.S.	133	226
Stribild – Europe	29	67
Stribild – Other International	12	16
	174	309

May 1, 2018	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2018	2017

Vosevi – U.S.	$86	$—
Vosevi – Europe	16	—
Vosevi – Other International	5	—
	107	—

Viread – U.S.	7	117
Viread – Europe	30	71
Viread – Other International	60	72
	97	260

Vemlidy – U.S.	47	11
Vemlidy – Europe	3	—
Vemlidy – Other International	8	—
	58	11

Biktarvy – U.S.	35	—

Other Antiviral – U.S.	4	41
Other Antiviral – Europe	13	110
Other Antiviral – Other International	62	181
	79	332

Total antiviral products – U.S.	3,023	4,029
Total antiviral products – Europe	921	1,184
Total antiviral products – Other International	431	628
	4,375	5,841

Other products:
Letairis	204	211
Ranexa	195	153
AmBisome	107	92
Yescarta	40	—
Zydelig	33	35
Other	47	45
	626	536

Total product sales	$5,001	$6,377